Press Release
Micromet, Inc. reports first quarter 2007 financial results
Bethesda, MD — May 9, 2007 - Micromet, Inc. (NASDAQ: MITI) (“Micromet” or the “Company”), a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases, today announced its financial results for the first quarter ended March 31, 2007. As a result of the reverse merger between Micromet AG and CancerVax Corporation that was completed on May 5, 2006, the financial information included herein for the first quarter ended March 31, 2006 is based solely on Micromet AG’s historical financial statements without the inclusion of the financial results of CancerVax for such quarter.
Recent Highlights:
—	Micromet granted TRACON Pharmaceuticals exclusive worldwide rights to develop and commercialize Micromet’s D93 antibody with a novel mode of action for the treatment of cancer. Under the terms of the agreement, Tracon has paid Micromet an upfront license fee, and will pay milestone payments of more than $100 million, if D93 is successfully developed and commercialized.

—	Micromet and its partner MedImmune presented data from a preclinical study at the 2007 Annual Meeting of the American Association for Cancer Research (AACR) in which BiTE® molecules targeting carcinoembryonal antigen (CEA) were shown to prevent subcutaneous tumor growth and formation of lung metastases.

—	Micromet received an undisclosed preclinical proof-of concept milestone payment from MedImmune pursuant to its research collaboration with MedImmune for the development of new BiTE molecules targeting CEA.

—	Micromet and its partner MedImmune published proof-of-concept data with a new BiTE molecule (bscEphA2xCD3) showing that the compound killed tumor cells at dose levels considerably below those required by classical monoclonal antibody-based therapies. The in vitro and in vivo data, collected from cell culture experiments conducted under the two companies’ BiTE technology research collaboration, were published in the April 15, 2007 issue of Cancer Research.
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—	Micromet recently opened its new U.S. headquarters in Bethesda, Maryland, in the Maryland Biotech Corridor and greater Washington, DC area. The new U.S. headquarters address now is 6707 Democracy Boulevard, Suite 505, Bethesda, MD 20817 and the main phone number is (240) 752-1420. The former headquarters office in Carlsbad, California has been closed.
Financial Results:
Quarter Ended March 31, 2007
For the three months ended March 31, 2007, Micromet recognized total revenues of $2.8 million, compared to $4.1 million for the same period in 2006. Total operating expenses were $10.3 million for the three months ended March 31, 2007, compared to $5.7 million for the same period in 2006. For the three months ended March 31, 2007, Micromet reported a net loss of $7.6 million, or $0.24 per basic and diluted share, compared to a net loss of $2.2 million, or $0.12 per basic and diluted share, for the same period in 2006. Revenue recognized under collaboration agreements decreased by $1.3 million during the first quarter of 2007, as compared to the first quarter of 2006, as the phase 2a studies for adecatumumab (MT201) were in progress during 2006. Research and development expenses increased $2.2 million over the prior year due to stock compensation charges of $0.6 million not incurred by Micromet AG in the first quarter of 2006, license fees of $0.5 million, clinical trial materials manufacturing of $0.3 million, and patent filing costs of $0.3 million. General and administrative expenses increased by $2.4 million over the prior year due to stock-based compensation charges of $0.6 million not reflected in 2006 and increased costs of being a public company.
Summarizing the quarter, Christian Itin, Ph.D., President and Chief Executive Officer of Micromet said: “With the move of our U.S. headquarters to Bethesda, Maryland we have essentially completed the post merger integration process. This quarter we have reported on significant progress of our new BiTE programs in collaboration with our partner MedImmune, underlining the broad applicability of the BiTE platform in oncology, and established a new partnership with Tracon Pharmaceuticals for our product candidate D93. We expect to announce additional results of our clinical and preclinical programs during the first half of 2007.”
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2007 Outlook:
—	Micromet and its partner MedImmune plan to initiate a first clinical trial with our BiTE molecule targeting CD19, MT103/MEDI-538, in non-Hodgkins lymphoma patients in the U.S. and a phase 2 clinical trial in acute lymphatic leukemia in Europe.

—	Micromet and its partner Merck Serono are continuing their ongoing phase 1b trial in metastatic breast cancer with adecatumumab (MT201) in combination with docetaxel and are preparing to initiate a phase 1 clinical trial to test adecatumumab in other solid tumors.

—	Micromet and its partner Merck Serono expect to release additional data from their phase 2a clinical trials at the 2007 Annual Meeting of the American Society of Clinical Oncology (ASCO).

—	Micromet plans to advance its preclinical development program for our BiTE molecule targeting EpCAM, MT110, with a goal of an IND/IMPD filing in 2007.

—	Micromet’s partner TRACON Pharmaceuticals plans to initiate a phase 1 clinical trial for TRC093 (formerly D93), a monoclonal antibody targeting denatured collagen, in the second half of 2007.

—	Micromet’s partner Morphotek plans to file for an IND for MORAb28 in the second half of 2007.

—	Micromet plans to establish strategic collaborations with respect to MT203, a monoclonal antibody neutralizing GM-CSF, and MT204, a monoclonal antibody neutralizing IL-2.

—	Micromet intends to continue its research and development programs for the discovery of new BiTE product candidates.
Conference Call and Audio Webcast Today, May 9, 2007, at 9:00am Eastern Time
Micromet will host a conference call and audio webcast today to discuss these financial results at 9:00am Eastern Time (3:00 pm Central European Time). To participate in this conference call, dial 800-510-9661 (U.S.) or 617-614-3452 (international), passcode: Micromet. The audio webcast can be accessed at: www.micromet-inc.com.
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A replay of the call will be available from 12:00 pm Eastern Time on May 9, 2007 (6:00 pm Central European Time) through Wednesday, May 16, 2007. The replay number is 888-286-8010 (U.S.) or 617-801-6888 (international), passcode: 29379834.
About Micromet, Inc. (www.micromet-inc.com)
Micromet, Inc. is a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases. Two product candidates are currently in clinical trials. MT103 (MEDI-538), which is the first product candidate based on Micromet’s proprietary BiTE® product development platform, is being evaluated in a phase 1 clinical trial for the treatment of patients with non-Hodgkins lymphoma. The BiTE® product development platform is based on a unique, antibody-based format that leverages the cytotoxic potential of T cells, widely-recognized as the most powerful ‘killer cells’ of the human immune system. Adecatumumab (MT201), a recombinant human monoclonal antibody which targets EpCAM expressing tumors, has completed two phase 2a clinical trials, one in patients with breast cancer and the other in patients with prostate cancer. In addition, a phase 1b trial evaluating the safety and tolerability of adecatumumab in combination with docetaxel is currently ongoing in patients with metastatic breast cancer. Micromet has established collaborations with MedImmune, Inc. for MT103/MEDI-538 and Merck Serono for adecatumumab (MT201).
Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-
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looking. Such forward-looking statements include statements regarding the efficacy, safety, and intended utilization of Micromet’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research, discovery and development of new product candidates, and clinical trials, and plans regarding partnering activities, outlicensing activities, and the establishment and growth of key management functions in the U.S. Factors that may cause actual results to differ materially include difficulties encountered in integrating the operations and clinical programs of CancerVax and Micromet AG, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that the Company will not obtain approval to market its products, the risks associated with reliance on outside financing to meet capital requirements, the risks associated with reliance on collaborative partners for future revenues under the terms of its existing collaboration agreements, further clinical trials, development and commercialization of product candidates, and the risks associated with recruiting, incorporating and retaining individuals to fill key management functions. These factors and others are more fully discussed in Micromet’s periodic reports and other filings with the SEC, including the “Risk Factors” sections of such reports.
Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. Micromet undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
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Micromet, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value)

	March 31,	December 31,
	2007	2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,787	$24,301
Accounts receivable	2,414	2,319
Prepaid expenses and other current assets	2,550	2,048

Total current assets	20,751	28,668
Property and equipment, net	3,333	3,357
Goodwill	6,917	6,917
Patents, net	8,442	8,850
Deposits and other assets	285	321
Restricted cash	3,099	3,059

Total assets	$42,827	$51,172

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,775	$1,680
Accrued expenses	6,777	10,153
Other liabilities	943	366
Short-term note	1,334	1,320
Current portion of long-term debt obligations	44	599
Current portion of deferred revenue	2,482	2,972

Total current liabilities	13,355	17,090
Deferred revenue, net of current portion	1,589	195
Other non-current liabilities	1,832	1,961
Long-term debt obligations, net of current portion	7,592	7,408
Commitments
Stockholders’ equity:
Preferred stock, $0.00004 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.00004 par value; 150,000 shares authorized; 31,504 and 31,419 shares issued and outstanding at March 31, 2007 and December 31, 2006,	1	1

	March 31,	December 31,
	2007	2006
	(Unaudited)
respectively
Additional paid-in capital	164,964	163,482
Stock subscription receivables	—	(27)
Accumulated other comprehensive income	5,891	5,869
Accumulated deficit	(152,397)	(144,807)

Total stockholders’ equity	18,459	24,518

Total liabilities and stockholders’ equity	$42,827	$51,172

Micromet, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Revenues
Collaboration agreements	$2,545	$3,869
License fees	199	241
Other	26	13

Total revenues	2,770	4,123
Operating expenses
Research and development	6,710	4,536
General and administrative	3,562	1,200

Total operating expenses	10,272	5,736

Loss from operations	(7,502)	(1,613)
Other income (expense)
Interest expense	(256)	(454)
Interest income	126	37
Other income (expense)	42	(136)

Net loss	$(7,590)	$(2,166)

Basic and diluted net loss per common share	$(0.24)	$(0.12)

Weighted average shares used to compute basic and diluted net loss per share	31,499	18,099

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Contact Information
Company:
Christopher Schnittker, SVP & CFO
(240) 752-1420
cschnittker@micromet-inc.com
Investors:
Susan Noonan
(212) 966-3650
susan@sanoonan.com
Media:
Patricia Garrison
(917) 322-2567
pgarrison@rxir.com